UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 09, 2023

UNITY BIOTECHNOLOGY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38470	26-4726035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

285 East Grand Ave.
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 416-1192

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UBX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 9, 2023, UNITY Biotechnology, Inc. (the “Company”) entered into an inducement offer letter agreement (the “Inducement Letter”) with certain holders (collectively, the “Holders”) of certain of the Company’s existing warrants to purchase up to an aggregate of 2,143,000 shares of common stock, which warrants were issued to the Holders on August 22, 2022 (the “Existing Warrants”), having an exercise price of $8.50 per share.

Pursuant to the Inducement Letter, the Holders agreed to exercise for cash their Existing Warrants to purchase an aggregate of 2,143,000 shares of common stock at a reduced exercise price of $2.045 per share in consideration of the Company’s agreement to issue new unregistered common stock purchase warrants (the “New Warrants”), as described below, to purchase up to an aggregate of 2,143,000 shares of the Company’s common stock (the “New Warrant Shares”).

The closing of the transactions contemplated pursuant to the Inducement Letter is expected to occur on or about November 14, 2023 (the “Closing Date”), subject to satisfaction of customary closing conditions. The Company expects to receive aggregate gross proceeds of approximately $4.38 million from the exercise of the Existing Warrants by the Holders (the “Exercise”), before deducting placement agent fees and other offering expenses payable by the Company. The Company expects to use the net proceeds from the Exercise for working capital, operating expenses to include clinical trial progression, and general corporate purposes.

The Company engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as its exclusive placement agent in connection with the transactions summarized above and has agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds received from the Holders’ exercise of their Existing Warrants, pursuant to that certain engagement letter by and between the Company and the Placement Agent, dated as of October 16, 2023 (the “Engagement Letter”).

Pursuant to the Engagement Letter, the Company has also agreed to pay the Placement Agent for its expenses in connection with the exercise of the Existing Warrants and the issuance of the New Warrants of up to $50,000 for its non-accountable expenses and $15,950 for its closing and clearing costs. The Company also agreed to issue to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase up to 128,580 shares of common stock. The Placement Agent Warrants will have substantially the same terms as the New Warrants, except that the Placement Agent Warrants will have an exercise price equal to $2.5563 per share.

The issuance of the shares of common stock underlying the Existing Warrants have been registered pursuant to an existing registration statement on Form S-3 (File No. 333-263574), declared effective by the Securities and Exchange Commission (the “SEC”) on May 6, 2022.

The Company has agreed to file a registration statement on Form S-3 (or other appropriate form, including on Form S-1, if it is not eligible to utilize Form S-3) providing for the resale of the New Warrant Shares (the “Resale Registration Statement”), as soon as reasonably practicable after the Closing Date (and in any event within 30 calendar days of the date of the Inducement Letter), and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC within 90 calendar days following the date of the Inducement Letter and to keep the Resale Registration Statement effective at all times until no holder of the New Warrants owns any New Warrants or New Warrant Shares. Pursuant to the Inducement Letter, the Company agreed not to issue any shares of common stock or common stock equivalents or to file any other registration statement with the SEC (in each case, subject to certain exceptions) until 45 days after the Closing Date. The Company has also agreed not to effect or agree to effect any Variable Rate Transaction (as defined in the Inducement Letter) until one (1) year after the Closing Date (subject to an exception).

Terms of the New Warrants

Duration and Exercise Price

Each New Warrant will have an exercise price equal to $1.92 per share. The New Warrants will be exercisable on or after the initial issue date until the five-year anniversary of such date. The exercise price and number of New Warrant Shares issuable upon exercise of the New Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations, or similar events affecting the Company’s common stock and the exercise price.

Exercisability

The New Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s New Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon prior notice from the holder to the Company, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s New Warrants up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the New Warrants, provided that any increase will not be effective until 61 days following notice to the Company.

Cashless Exercise

If, at the time a holder exercises its New Warrants, a registration statement registering the resale of the New Warrant Shares by the holder under the Securities Act of 1933, as amended (the “Securities Act”) is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part), the net number of shares of common stock determined according to a formula set forth in the New Warrants.

Rights as a Stockholder

Except as otherwise provided in the New Warrants or by virtue of the holder’s ownership of shares of common stock, such holder of New Warrants does not have the rights or privileges of a holder of common stock, including any voting rights, until such holder exercises such holder’s New Warrants. The New Warrants will provide that the holders of the New Warrants have the right to participate in distributions or dividends paid on shares of common stock.

Fundamental Transactions

If at any time the New Warrants are outstanding, the Company, either directly or indirectly, in one or more related transactions effect a Fundamental Transaction (as defined in the New Warrants), a holder of New Warrants will be entitled to receive, the number of shares of common stock of the successor or acquiring corporation or of the Company, if the Company is the surviving corporation, and any additional consideration receivable as a result of the Fundamental Transaction by such holder of the number of shares of common stock for which the New Warrants are exercisable immediately prior to the Fundamental Transaction. As an alternative, and at the holder’s option in the event of a Fundamental Transaction, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), the Company shall purchase the unexercised portion of the New Warrants from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the New Warrants) of the remaining unexercised portion of the New Warrants on the date of the consummation of such Fundamental Transaction.

Waivers and Amendments

The New Warrants may be modified or amended, or the provisions of the New Warrants waived with the Company’s and the holder’s written consent.

The forms of New Warrant and Inducement Letter are attached hereto as Exhibits 4.1 and 10.1, respectively. The descriptions of the terms of the Inducement Letter and the New Warrants are not intended to be complete and are qualified in their entirety by reference to such exhibits. The Inducement Letter contains customary representations, warranties and covenants by the Company which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Equity Securities.

The New Warrants and the Placement Agent Warrants will be issued pursuant to the exemption from the registration requirements of the Securities Act available under Section 4(a)(2). The issuances of the New Warrants, the Placement Agent Warrants, the New Warrant Shares, and the shares of common stock issuable upon the exercise of the Placement Agent Warrants have not been registered under the Securities Act, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. The description of the New Warrants and the Placement Agent Warrants under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy the Company’s securities.

Item 7.01 Regulation FD Disclosure.

On November 10, 2023, the Company issued a press release announcing the transactions contemplated pursuant to the Inducement Letter. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing. Furthermore, the furnishing of information under Item 7.01 of this Current Report on Form 8-K is not intended to constitute a determination by the Company that the information contained herein, including the exhibits hereto, is material or that the dissemination of such information is required by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of New Warrant
10.1	Form of Inducement Letter
99.1	Press release, dated November 10, 2023 (furnished herewith pursuant to Item 7.01)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BIOTECHNOLOGY, INC.

Date:	November 13, 2023	By:	/s/ Anirvan Ghosh
Anirvan Ghosh, Ph.D. Chief Executive Officer